As filed with the Securities and Exchange Commission on August 16, 2000

                         Registration No. 333-_________
 ===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                        STATE AUTO FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

              OHIO                                     31-1324304
(State or other jurisdiction of                        (IRS Employer
incorporation or organization)                    Identification Number)

                              518 East Broad Street
                            Columbus, Ohio 43215-3976
               (Address of principal executive offices) (Zip code)

                        State Auto Financial Corporation
                             2000 Stock Option Plan
                            (Full title of the plan)

                           Robert H. Moone, President
                           and Chief Executive Officer
                        State Auto Financial Corporation
                              518 East Broad Street
                            Columbus, Ohio 43215-3976
                                 (614) 464-5000
                 (Name, address and telephone number, including
                        area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
================================================================================
                      Amount            Proposed    Proposed       Amount
                      to be             maximum     maximum        of
                      registered (1)    offering    aggregate      registration
                      Amount            price per   offering       fee
                                        share (2)   price (2)
Title of securities
to be registered

--------------------------------------------------------------------------------

Common Shares,        5,000,000         $11.65      $58,250,000    $15,378.00
without par value
================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also includes an indeterminable number of additional shares that may become issuable pursuant to antidilution adjustment provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended, upon the basis of the average of the high and low sale prices of the Registrant's Common Shares as reported on the Nasdaq National Market on August 10, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following  documents are incorporated by reference in this Registration
Statement:

               (a) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

               (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

               (c) The description of the Registrant's Common Shares which is contained in the Registrant's Registration Statement filed under
          Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the Common Shares offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

              Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.

     Section 6.1 of Article 6 of the Amended and Restated Code of Regulations of the Company (see Exhibit 4(a)) contains certain indemnification provisions adopted pursuant to authority contained in Section 1701.13(E) of the Ohio Revised Code. The Company's Code of Regulations provides for the indemnification of its officers, directors, employees, and agents, or persons who are serving or have served at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against all expenses with respect to any judgments, fines, and amounts paid in settlement, or with respect to any threatened, pending, or completed action, suit, or proceeding to which they were or are parties or are threatened to be made parties by reason of acting in such capacities, provided that it is determined, either by a majority vote of a quorum of disinterested directors of the Company or by the shareholders of the Company or otherwise as provided in Section 1701.13(E) of the Ohio Revised Code, that: (a) they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company; (b) in any action, suit, or proceeding by or in the right of the Company, they were not, and have not been adjudicated to have been, negligent or guilty of misconduct in the performance of their duties to the Company; (c) with respect to any criminal action or proceeding, that they had no reasonable cause to believe that their conduct was unlawful. Section 1701.13(E) provides that expenses, including attorneys' fees, incurred in defending any action, suit, or proceeding, may be paid by the Company in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by the indemnified person to repay such amount in the event that indemnification shall be deemed improper.

     The Company has entered into Indemnification Agreements with each of its directors. These contracts generally: (i) confirm the existing indemnity provided to them under the Company's Code of Regulations and assure that this indemnity will continue to be provided; and (ii) provide that, in addition, the directors shall be indemnified to the fullest extent permitted by law against all expenses (including legal fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by them in any threatened, pending or completed action or proceeding, including any action by or in the right of the Company, on account of their service as a director or officer of the Company or at the request or with the consent of the Company as a trustee, director, officer, employee, or agent of another corporation or enterprise. Coverage under the contracts is excluded: (A) to the extent the director is indemnified under directors' and officers' liability insurance maintained by the Company; (B) on account of conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest, or willful misconduct; (C) if a final court of adjudication shall determine that such indemnification is not lawful; or (D) on account of any suit in which judgment is rendered against the director for an accounting of profits made from the purchase or sale by the director of securities of the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934 or any similar provision. The Indemnification Agreements are applicable to claims asserted after their effective date, whether arising from acts or omissions occurring before or after their effective date.

     The Company has purchased a liability policy to indemnify its officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions set forth in the policy.

     At present, there are no claims, actions, suits, or proceedings pending where indemnification would be required under these provisions, and the Company does not know of any threatened claims, actions, suits, or proceedings which may result in a request for such indemnification.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.

ITEM 8.       EXHIBITS.

                                             If Incorporated by Reference,
Exhibit                                      Document with which Exhibit was
  No.      Description of Exhibit            Previously Filed with SEC
-------    ----------------------            -------------------------------

4(a)       Registrant's Amended and          Registration Statement on Form S-1,
           Restated Articles of              File No. 33-40643 (see Exhibit 3(a)
           Incorporation.                    therein).

4(b)       Registrant's Amendment to         Registration Statement on Form S-8,
           the Amended and Restated          File No. 33-89400 (see Exhibit 4(b)
           Articles of Incorporation.        therein).

4(c)       Registrant's Amendment to         Form 10-K Annual Report for the
           the Amended and Restated          year ended December 31, 1998 (see
           Articles of Incorporation.        Exhibit 3(A)(3)therein)

4(d)       Registrant's Amended and          Registration Statement on Form S-1,
           Restated Code of Regulations.     File No. 33-40643 (see Exhibit 3(b)
                                             therein).

4(e)       Registrant's 2000 Stock           Definitive Proxy Statement on Form
           Option Plan.                      DEF 14A, File No. 000-19289 (see
                                             Appendix A therein).

5          Opinion of Baker &                Contained herein.
           Hostetler LLP.

23(a)      Consent of Baker &                Contained in Exhibit 5.
           Hostetler LLP.

23(b)      Consent of Ernst &                Contained herein.
           Young LLP

24         Powers of Attorney.               Contained herein.

ITEM 9.       UNDERTAKINGS.

              The Registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. Provided, however, that paragraphs (a)(i) and (a)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 6, above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on August 15, 2000.

                                 STATE AUTO FINANCIAL CORPORATION

Date:   August 15, 2000          By       /s/ Robert H. Moone

                                 Title    President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Name                                  Title                    Date

/s/ Robert H. Moone                   President and Chief      August 15, 2000
____________________________          Executive Officer and
Robert H. Moone                       Director (principal
                                      executive officer)

/s/ Steven J. Johnston                Senior Vice President,   August 15, 2000
____________________________          Chief Financial Officer
Steven J. Johnston                    (principal financial
                                      officer and principal
                                      accounting officer)

/s/ John R. Lowther                   Vice-President,          August 15, 2000
____________________________          Secretary, General
John R. Lowther                       Counsel and Director

Robert L. Bailey*                     Chairman of the Board    August 15, 2000
                                      and Director
____________________________
Robert L. Bailey

David J. D'Antoni*                    Director                 August 15, 2000

____________________________
David J. D'Antoni

Urlin G. Harris, Jr.*                 Director                 August 15, 2000

____________________________
Urlin G. Harris, Jr.

Paul W. Huesman*                      Director                 August 15, 2000

____________________________
Paul W. Huesman

William J. Lhota*                     Director                 August 15, 2000

____________________________
William J. Lhota

George R. Manser*                     Director                 August 15, 2000

____________________________
George R. Manser


Richard K. Smith*                     Director                 August 15, 2000

____________________________
Richard K. Smith

     *Steven J. Johnston, by signing his name hereto, does hereby execute this Registration Statement on behalf of each of the indicated directors of the Registrant pursuant to powers of attorney executed by such directors and filed as an exhibit to this Registration Statement.


By /s/ Steven J. Johnston                                       August 15, 2000


Steven J. Johnston, Attorney-in-Fact

                                  EXHIBIT INDEX

                                               If incorporated by reference,
Exhibit Number                                 document with which Exhibit
Number           Exhibits                      was previously filed

--------------   --------                      -----------------------------

4(a)             The Registrant's Amended      Incorporated herein by reference
                 and Restated Articles of      to Exhibit 3(a) of the
                 Incorporation.                Registrant's Registration
                                               Statement on Form S-1
                                               (File No. 33-40643) filed on
                                               May 17, 1991.

4(b)             Amendment to the              Incorporated herein by reference
                 Registrant's Amended and      to Exhibit 4(b) of the
                 Restated Articles of          Registrant's Registration
                 Incorporation.                Statement on Form S-8
                                               (File No. 33-89400) filed on
                                               February 10, 1995.

4(c)             Amendment to the              Incorporated herein by reference
                 Registrant's Amended          to Exhibit 3(A)(3) of the
                 and Restated Articles         Registrant's annual report on
                 of Incorporation.             Form 10-K filed on March 30,
                                               1999.

4(d)             The Registrant's Amended      Incorporated herein by reference
                 and Restated Code of          to Exhibit 3(b) of the
                 Regulations.                  Registrant's Registration
                                               Statement on Form S-1
                                               (File No. 33-40643) filed on
                                               May 17, 1991.

4(e)             Registrant's 2000 Stock       Incorporated herein by reference
                 Option Plan.                  to Appendix A of the Registrant's
                                               Definitive Proxy Statement on
                                               Form DEF 14A (File No. 000-19239)
                                               filed on April 21, 2000.

5                Opinion of Baker &            Contained herein.
                 Hostetler LLP

23(a)            Consent of Baker &            Contained in Exhibit 5.
                 Hostetler LLP

23(b)            Consent of Ernst and          Contained herein
                 Young LLP

24               Powers of Attorney for        Contained herein.
                 Richard K. Smith, David J.
                 D'Antoni, Paul W. Huesman,
                 William J. Lhota, George R.
                 Manser, Urlin G. Harris and
                 Robert L. Bailey

                                                                       EXHIBIT 5


                        OPINION OF BAKER & HOSTETLER LLP

                              BAKER & HOSTETLER LLP
                              65 East State Street
                                   Suite 2100
                              Columbus, Ohio 43215


                                 August 15, 2000


State Auto Financial Corporation
518 East Broad Street
Columbus, Ohio  43215

Ladies and Gentlemen:

     We are acting as counsel to State Auto Financial Corporation, an Ohio corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Company is filing the Registration Statement to register 5,000,000 Common Shares, without par value, of the Company (the "Shares")for offer and sale under, and pursuant to, the Company's 2000 Stock Option Plan (the "Plan").

     In connection therewith, we have examined the Company's Amended and Restated Articles of Incorporation, as amended, the Company's Amended and Restated Code of Regulations, and the records, as exhibited to us, of the corporate proceedings of the Company. We have also examined a copy of the Plan and such other documents and records, including a certificate from the secretary of the Company, as we considered necessary for purposes of this opinion. In rendering this opinion, we have assumed the genuineness, without independent investigation, of all signatures on all documents examined by us, the conformity to original documents of all documents submitted to us as certified or facsimile copies, and the authenticity of all such documents.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when sold and paid for in the manner contemplated by the Plan, will have been validly issued and will be fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                 Very truly yours,

                                                 /s/ Baker & Hostetler LLP
                                                 BAKER & HOSTETLER LLP

                                                                   EXHIBIT 23(a)


                        CONSENT OF BAKER & HOSTETLER LLP


                             Contained in Exhibit 5.

                                                                   Exhibit 23(b)



                         Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Option Plan of State Auto Financial Corporation of our report dated February 18, 2000, with respect to the consolidated financial statements and schedules of State Auto Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Ernst & Young LLP

Columbus, Ohio
August 11, 2000

                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

     The undersigned, each a director, officer, or both of State Auto Financial Corporation, an Ohio corporation (the "Company"), hereby constitutes and appoints Robert H. Moone, Steven J. Johnston, and John R. Lowther, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act without the other, with full power of substitution and resubstitution, for me and in my name, place, and stead, in my capacity as director or officer of the Company, to execute any and all of the Company's Registration Statements on Form S-8, and any and all amendments thereto (including post-effective amendments), to register under the Securities Act of 1933, as amended (the "Securities Act"), any Common Shares, without par value, of the Company for sale under, and pursuant to, any and all of the Company's current or hereafter adopted or approved stock option plans or other "employee benefit plans" (as such term is defined under Rule 405 promulgated under the Securities Act), as such plans are currently amended or shall hereafter be amended, including without limitation the 2000 Stock Option Plan, the 2000 Directors Stock Option Plan, and the 1991 Employee Stock Purchase and Dividend Reinvestment Plan and Trust, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Robert L. Bailey

________________________________                           Date:  July 7, 2000
         Robert L. Bailey

/s/ /David J. D'Antoni

________________________________                           Date:  July 7, 2000
         David J. D'Antoni

/s/ Urlin G. Harris, Jr.

________________________________                           Date:  July 7, 2000
         Urlin G. Harris, Jr.

/s/ Paul W. Huesman

________________________________                           Date:  July 7, 2000
         Paul W. Huesman

/s/ Steven J. Johnson

________________________________                           Date:  July 7, 2000
         Steven J. Johnston

/s/ William J. Lhota

________________________________                           Date:  July 7, 2000
         William J. Lhota

/s/ John R. Lowther

_________________________________                          Date:  July 7, 2000
         John R. Lowther

/s/ George R. Manser

__________________________________                         Date:  July 7, 2000
         George R. Manser

/s/ Robert H. Moone

__________________________________                         Date:  July 7, 2000
         Robert H. Moone

/s/ Richard K. Smith

__________________________________                         Date:  July 7, 2000
         Richard K. Smith